Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen California Dividend Advantage Municipal Fund 2
333-49242
811-10197

We hereby incorporate by reference the form of the new Investment Management Agreement and new
Sub-advisory Agreement filed in Proxy materials in the SEC filing on August 22, 2007, under Conformed
Submission Type DEF 14A, accession number
0000950134-07-018705.